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                                                                     Exhibit 5.1



               [Opinion of Ballard Spahr Andrews & Ingersoll, LLP]



                                  April 8, 2002



Heritage Property Investment Trust, Inc.
535 Boylston Street
Boston, Massachusetts 02116

                           Re:      Registration Statement on Form S-11
                                    Registration No. 333-69118
                                    -----------------------------------

Ladies and Gentlemen:

         We have served as Maryland counsel to Heritage Property Investment Trust, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to 18,400,000 shares of the Company's Common Stock, par value $.001 per share (the "Shares"), to be issued and sold in an underwritten public offering (including up to 2,400,000 Shares which the underwriters have the option to purchase solely to cover over-allotments). The Shares are covered by the above-referenced registration statement on Form S-11 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"). Twelve million (12,000,000) of the Shares are to be issued and sold by the Company, and the underwriters have the option to purchase from the Company an additional 800,000 Shares solely to cover over-allotments. Four million (4,000,000) of the Shares are to be sold by a selling stockholder, and the underwriters have the option to purchase from the selling stockholder an additional 600,000 Shares solely to cover over-allotments. The underwriters have the option to purchase an additional 1,000,000 Shares from a second selling stockholder solely to cover over-allotments. The two selling stockholders are collectively referred to herein as the "Selling Stockholders." Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

         In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

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Heritage Property Investment Trust, Inc.
April 8, 2002
Page 2


         1. The Registration Statement, including all amendments thereto, with the prospectus included therein, in the form in which it was transmitted to the Securities and Exchange Commission (the "Commission") under the 1933 Act, certified as of a recent date by an officer of the Company;

         2. Articles of Amendment and Restatement (Third) of the Company (the "Charter"), to be filed with the State Department of Assessments and Taxation of Maryland (the "SDAT") immediately prior to the sale of the Shares, certified as of a recent date by an officer of the Company;

         3. The Amended and Restated Bylaws of the Company (the "Bylaws"), adopted by the Board of Directors of the Company, to be effective immediately prior to the sale of the Shares, certified as of a recent date by an officer of the Company;

         4. Resolutions (the "Resolutions") adopted by the Board of Directors of the Company, relating to (i) the registration, sale and issuance of the Shares to be issued by the Company, (ii) the appointment of a Pricing Committee of the Board of Directors and the delegation to such committee of the power to determine the number and price of such Shares and certain other matters in connection with the registration, sale and issuance of such Shares and (iii) the issuance to the Selling Stockholders, pursuant to the Contribution Agreement and the Securities Purchase Agreement, respectively (each as hereinafter defined), of the Shares to be sold by the Selling Stockholders, certified as of a recent date by an officer of the Company;

         5. A Contribution Agreement and Joint Escrow Instructions, dated as of July 9, 1999 (the "Contribution Agreement") , among the Company, Heritage Property Investment Limited Partnership (the "Partnership"), Net Properties Management, Inc., Net Realty Holding Trust and the New England Teamsters and Trucking Industry Pension Fund, certified as of a recent date by an officer of the Company;

         6. A Securities Purchase Agreement, dated as of September 18, 2000 (the "Securities Purchase Agreement"), among the Company, the Partnership and The Prudential Insurance Company of America, certified as of a recent date by an officer of the Company;

         7. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

         8. A certificate executed by an officer of the Company, dated as of the date hereof; and


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Heritage Property Investment Trust, Inc.
April 8, 2002
Page 3


         9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

         In expressing the opinion set forth below, we have assumed the following:

         1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

         2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

         3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

         4. Any Documents submitted to us as originals are authentic. The form and content of the Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

         5. Prior to the issuance of the Shares to be issued by the Company, the Charter will have been filed with, and accepted for record by, the SDAT.

         6. Prior to the issuance of the Shares to be issued by the Company, the Bylaws will have become effective as the bylaws of the Company.

         7. Upon issuance of the Shares to be issued by the Company, the total number of shares of the Company's Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

         8. The Shares will not be issued or transferred in violation of the provisions of Article VII of the Charter, entitled "Excess Shares, REIT Qualification and Ownership Limitations" or any other restriction or limitation contained in the Charter.


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Heritage Property Investment Trust, Inc.
April 8, 2002
Page 4


         9. In accordance with the Resolutions, the final terms of the issuance of the Shares to be issued and sold by the Company, including the price, will be authorized and approved by the Pricing Committee prior to the issuance of such Shares (such approval referred to herein as the "Corporate Proceedings").

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

         1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

         2. Upon completion of the Corporate Proceedings, the issuance of the Shares to be issued by the Company will be duly authorized and, when and to the extent issued and sold by the Company in accordance with the Resolutions and in the manner described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

         3. The Shares to be sold by the Selling Stockholders have been duly authorized and validly issued and are fully paid and nonassessable.

         The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

         We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                     Very truly yours,

                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP